Exhibit 99.1

Mister Car Wash Announces Fourth Quarter and Fiscal 2021 Financial Results

Net revenues increased 18.2% in Q4 and 31.9% in 2021

Comparable store sales increased 14.6% in Q4 and 31.7% in 2021

Unlimited Wash Club memberships increased 34.3% in 2021

Added 36 net new locations in Q4 and 54 new locations in 2021

Provides Fiscal 2022 Outlook

Tucson, Ariz., March 24, 2022 – Mister Car Wash, Inc. (the “Company”) (NYSE: MCW), the nation’s largest car wash brand, today announced its financial results for the quarter and year ended December 31, 2021.

“We are pleased with the way we closed 2021 and the strong start we are seeing in 2022. Demand for our services remains healthy as more motorists value the convenience of professional car washing and the ease of being an Unlimited Wash Club member,” commented John Lai, Chairperson and CEO of Mister Car Wash. “As we continue to add more units through greenfields and acquisitions, we remain focused on investing in our team members and developing our future generation of leaders. Our people first culture and unwavering commitment to operational excellence creates our amazing customer experience. 2021 was an extraordinary year for Mister Car Wash, and I thank our team members for their passion and commitment to our customers and our business.”

Highlights for the Fourth Quarter 2021

•
Net revenues increased 18.2% to $191.5 million for the fourth quarter of 2021 from $162.0 million in the fourth quarter of 2020 and increased 21.0% from the fourth quarter of 2019.
•
Excluding $4.9 million of oil change revenue that was included in net revenues in the fourth quarter of 2020 and was generated from the Company’s quick lube facilities divested in December 2020, net revenues increased 21.8%.
•
Comparable stores sales increased 14.6% for the fourth quarter of 2021 compared to the fourth quarter of 2020.
•
Compounded two-year comparable stores sales* increased 17.6% from the fourth quarter of 2019.
•
As of December 31, 2021, the Company had 1.656 million UWC members, which represented a 34.3% increase over the prior year period. UWC sales represented approximately 67.0% of total wash sales in the fourth quarter of 2021 compared to 65.4% in the fourth quarter of 2020.
•
The Company added 36 net new car wash locations in the fourth quarter of 2021 and operated a total of 396 car wash locations as of December 31, 2021, compared to 342 locations as of December 31, 2020, an increase of 15.8%.
•
Net income and net income per diluted share were $36.3 million and $0.11, respectively, for the fourth quarter of 2021 and $40.4 million and $0.15, respectively, for the fourth quarter of 2020.
•
Adjusted net income(1) increased 104.6% to $33.6 million in the fourth quarter of 2021 from $16.4 million in the prior year period. Adjusted net income per share(1) increased 66.7% to $0.10 from $0.06 for the same respective periods.
•
Adjusted EBITDA(1) increased 15.9% to $57.3 million for the fourth quarter of 2021 from $49.5 million in the fourth quarter of 2020.

Highlights for the Fiscal 2021

•
Net revenues increased 31.9% to $758.4 million from $574.9 million in fiscal 2020 and increased 20.5% from fiscal 2019.
•
Excluding $23.8 million of fiscal 2020 revenue from the Company’s divested quick lube facilities, net revenues increased 37.6%.
•
Comparable stores sales increased 31.7 % compared to fiscal 2020.
•
Compounded two-year comparable stores sales* increased 17.9% from fiscal 2019.
•
Net loss and net loss per share were ($22.0) million and ($0.08), respectively, in fiscal 2021, and net income and net income per diluted share were $60.4 million and $0.22, respectively, in fiscal 2020.
•
Adjusted net income(1) increased 230.2% to $136.6 million from $41.4 million in fiscal 2020. Adjusted net income per share(1) increased 193.3% to $0.44 from $0.15 for the same respective periods.
•
Adjusted EBITDA(1) increased 57.9% to $254.3 million from $161.1 million in fiscal 2020.

*Compounded two-year comparable stores sales growth is calculated as the compounded growth rate of 2021 comparable stores sales growth and 2020 comparable stores sales growth for the three- month and full year periods ending December 31, 2021 and December 31, 2020

(1) See Use of Non-GAAP Financial Measures and Reconciliation of GAAP to Non-GAAP Financial Measures disclosures included below in this press release.

Store Count

	Three Months Ended December 31,		Year Ended December 31,
	2020	2021	2021
Beginning location count	338	360	342
Locations acquired	2	31	38
Greenfield locations opened	3	6	17
Closures	1	1	1
Ending location count	342	396	396

Balance Sheet and Cash Flow Highlights

•
Cash and cash equivalents totaled $19.7 million, and there were no borrowings under the Company’s Revolving Commitment as of December 31, 2021 compared to cash and cash equivalents of $114.6 million and no borrowings under the Revolving Commitment as of December 31, 2020.
•
Net cash provided by operating activities totaled $173.4 million during fiscal 2021, compared to $101.8 million for fiscal 2020.

Fiscal 2022 Outlook

The Company’s outlook for the fiscal year ending December 31, 2022 compared to the actual results of fiscal 2021 is the following:

	2022 Outlook	2021 Actual
Net revenues	$875 to $895 million	$758 million
Comparable stores sales growth %	5.0% to 7.0%	31.7%
GAAP net income (loss)	$139 to $149 million	($22) million
Adjusted net income	$144 to $153 million	$137 million
Adjusted EBITDA	$284 to $297 million	$254 million
Adjusted net income per share, diluted	$0.44 to $0.47	$0.44
Weighted average common shares outstanding, diluted, full year	329 million	309 million**
New greenfield locations	Approx. 30	17
Capital expenditures	$285 to $315 million	$126 million
Sale leasebacks	$140 to $150 million	$97 million

**Represents adjusted weighted average common shares outstanding for potentially dilutive securities. GAAP diluted weighted average common shares outstanding were 280 million for fiscal 2021. Refer to the included reconciliation tables.

Conference Call Details

A conference call to discuss the Company’s financial results for the fourth quarter and fiscal 2021 and to provide a business update is scheduled for today, March 24, 2022 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-209-8213 (international callers please dial 1-412-542-4146) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (NYSE: MCW) operates approximately 400 car washes nationwide and has the largest car wash subscription program in North America. With over 25 years of car wash experience, the Mister team is focused on operational excellence and delivering a memorable customer experience through elevated hospitality. The Mister brand is anchored in quality, friendliness and a commitment to the communities we serve as good stewards of the environment and the resources we use. We believe that when you take care of your people, they will take care of your customers. To learn more visit: https://mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share and Adjusted net income (loss) per share, on a diluted basis (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s financial performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA is defined as net (loss) income before interest expense, net, income tax (benefit) expense, depreciation and amortization expense, (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on early debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, and other nonrecurring charges. Adjusted net income (loss) is defined as net income (loss) before interest expense, (gain) loss on sale of assets, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges and the tax impact of adjustments to net (loss) income. Adjusted net (loss) income per share is defined as basic net (loss) income per share before (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges and the tax impact of adjustments to basic net (loss) income per share. Diluted adjusted net income per share is defined as diluted net (loss) income per share before (gain) loss on sale of assets, gain on sale of quick lube facilities, dividend recapitalization fees and payments, loss on debt extinguishment, stock-based compensation expense, acquisition expenses, management fees, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges and the tax impact of adjustments to basic net (loss) income per share.

The Company presents the Company’s Non-GAAP Financial Measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of Company’s Non-GAAP Financial Measures. The Company’s presentation of Company’s Non-GAAP Financial Measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material. In addition, the Company’s Non-GAAP Financial Measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions; and because the Company’s credit facilities use measures similar to Adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, Adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt; cash requirements for replacement of assets that are being depreciated and amortized; and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations. In addition, other companies in the Company’s industry may calculate similarly titled non-GAAP financial measures differently than the Company.

A reconciliation of the Company’s full year guidance for Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income per share, diluted, for fiscal 2022 to the most directly comparable GAAP financial measures cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisition expenses, other expenses and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to Mister Car Wash’s expansion efforts and expected growth and financial and operational results for fiscal 2022. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: developments involving the Company’s competitors and its industry; the Company’s ability to attract new customers, retain existing customers and maintain or grow its number of subscription members; potential future impacts of the COVID-19 pandemic, including from variants thereof; the Company’s ability to open and operate new locations on a timely and cost-effective manner; the Company’s ability to identify suitable acquisition targets and consummate such acquisitions on attractive terms; the Company’s ability to maintain and enhance its brand reputation; the Company’s reliance on and relationships with third-party suppliers; risk related to the Company’s indebtedness and capital requirements; risk related to governmental laws and regulations applicable to the Company and its business; the Company’s ability to maintain data and information security and prevent unauthorized access to electronic and other confidential information; and the other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, as such factors may be updated from time to time in its other filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.mistercarwash.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

Investors

John Rouleau

ICR

IR@mistercarwash.com

Media

Megan Everett

media@mistercarwash.com

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenues	$191,459	$162,037	$758,357	$574,941
Cost of labor and chemicals	62,120	52,097	265,171	193,971
Other store operating expenses	71,180	60,067	266,069	224,419
General and administrative	28,800	14,272	254,815	51,341
Gain on sale of assets	(17,629)	(34,115)	(23,188)	(37,888)
Total costs and expenses	144,471	92,321	762,867	431,843
Operating (loss) income	46,988	69,716	(4,510)	143,098

Other expense:
Interest expense, net	6,008	14,668	39,424	64,009
Loss on extinguishment of debt	21	-	3,204	1,918
Total other expense	6,029	14,668	42,628	65,927
(Loss) income before taxes	40,959	55,048	(47,138)	77,171
Income tax (benefit) provision	4,654	14,620	(25,093)	16,768
Net (loss) income	$36,305	$40,428	$(22,045)	$60,403

Other comprehensive income (loss), net of tax:
Gain (loss) on interest rate swap	941	72	1,342	(1,117)
Total comprehensive income (loss)	$37,246	$40,500	$(20,703)	$59,286

Net (loss) income per share:
Basic	$0.12	$0.15	$(0.08)	$0.23
Diluted	$0.11	$0.15	$(0.08)	$0.22
Weighted-average common shares outstanding:
Basic	297,509,674	261,906,007	280,215,579	261,773,267
Diluted	326,014,063	276,158,642	280,215,579	275,920,367

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	As of
	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$19,738	$114,647
Restricted cash	120	3,227
Accounts receivable, net	1,090	1,397
Other receivables	22,796	4,258
Inventory, net	6,334	6,415
Prepaid expenses and other current assets	8,766	5,026
Total current assets	58,844	134,970

Property and equipment, net	472,448	263,034
Operating lease right of use assets, net	718,533	681,538
Other intangible assets, net	129,820	127,019
Goodwill	1,060,221	737,415
Other assets	8,236	4,477
Total assets	$2,448,102	$1,948,453

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$27,346	$24,374
Accrued payroll and related expenses	16,963	12,531
Other accrued expenses	20,201	19,157
Current maturities of debt	—	8,400
Current maturities of operating lease liability	37,345	33,485
Current maturities of finance lease liability	559	495
Deferred revenue	27,815	24,505
Total current liabilities	130,229	122,947

Long-term portion of debt, net	896,336	1,054,820
Operating lease liability	717,552	685,479
Financing lease liability	15,359	15,917
Long-term deferred tax liability	22,603	46,082
Other long-term liabilities	8,871	6,558
Total liabilities	1,790,950	1,931,803

Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 300,120,451 and 261,907,622 shares outstanding as of December 31, 2021 and December 31, 2020, respectively	3,007	2,622
Additional paid-in capital	752,343	91,523
Accumulated other comprehensive income (loss)	225	(1,117)
Accumulated deficit	(98,423)	(76,378)
Total stockholders’ equity	657,152	16,650
Total liabilities and stockholders’ equity	$2,448,102	$1,948,453

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(22,045)	$60,403
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	50,559	45,289
Stock-based compensation expense	216,579	1,493
Gain on sale of assets	(23,188)	(37,888)
Loss on extinguishment of debt	3,204	1,918
Amortization of deferred debt issuance costs	1,155	1,139
Non-cash lease expense	36,005	34,280
Deferred income tax	(27,330)	21,640
Changes in assets and liabilities:
Accounts receivable, net	540	1,031
Other receivables	(17,956)	(742)
Inventory, net	540	935
Prepaid expenses and other current assets	(3,531)	(58)
Accounts payable	1,827	(2,813)
Accrued expenses	(6,336)	4,844
Deferred revenue	1,697	(4,297)
Operating lease liability	(34,266)	(30,784)
Other noncurrent assets and liabilities	(4,100)	5,456
Net cash provided by operating activities	$173,354	$101,846

Cash flows from investing activities:
Purchases of property and equipment	(125,764)	(58,744)
Acquisition of car wash operations, net of cash acquired	(514,003)	(33,584)
Proceeds from sale of property and equipment	95,935	23,589
Proceeds from sale of Oil Change Express	—	55,386
Net cash used in investing activities	$(543,832)	$(13,353)

Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to initial public offering	468,750	—
Proceeds from exercise of stock options	4,972	46
Payments for repurchases of common stock	(308)	(372)
Proceeds from secondary offering for employee tax withholdings	20,859	—
Tax withholdings paid on behalf of employees for secondary offering	(20,859)	—
Proceeds from debt borrowings	290,000	45,625
Proceeds from revolving line of credit	—	111,681
Payments on debt borrowings	(456,972)	(8,400)
Payments on revolving line of credit	—	(125,681)
Payments of debt extinguishment costs	(28)	—
Payments of debt issuance costs	(4,263)	—
Principal payments on finance lease obligations	(495)	(223)
Payments of issuance costs pursuant to initial public offering	(29,194)	—
Net cash provided by financing activities	$272,462	$22,676

Net change in cash and cash equivalents, and restricted cash during period	(98,016)	111,169
Cash and cash equivalents, and restricted cash at beginning of period	117,874	6,705
Cash and cash equivalents, and restricted cash at end of period	$19,858	$117,874

Supplemental disclosure of cash flow information:
Cash paid for interest	$39,126	$56,669
Cash paid for income taxes	$8,889	$(7,437)

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$17,280	$16,625
Stock option exercise proceeds in other receivables	$582	$-
Non-cash property and equipment additions from financing obligations	$-	$15,597

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of net (loss) income to Adjusted EBITDA:
Net income (loss)	$36,305	$40,428	$(22,045)	$60,403
Interest expense, net	6,008	14,668	39,424	64,009
Income tax (benefit) provision	4,654	14,620	(25,093)	16,768
Depreciation and amortization expense	14,029	11,785	50,559	45,289
Gain on sale of assets	(17,629)	(4,342)	(23,188)	(8,115)
Gain on sale of quick lube facilities	—	(29,773)	—	(29,773)
Dividend recapitalization fees and payments	—	(124)	—	650
Loss on extinguishment of debt	21	-	3,204	1,918
Stock-based compensation expense	6,287	306	216,579	1,493
Acquisition expenses	2,640	598	4,617	2,163
Management fees	—	-	500	250
Non-cash rent expense	523	520	1,659	3,695
Expenses associated with initial public offering	25	—	1,599	—
Expenses associated with secondary public offering	—	—	498	—
Other	4,485	789	6,035	2,334
Adjusted EBITDA	$57,348	$49,475	$254,348	$161,084

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of weighted-average common shares outstanding - diluted to Adjusted weighted-average common shares outstanding - diluted:
Weighted-average common shares outstanding - diluted	326,014,063	276,158,642	280,215,579	275,920,367
Adjustments for potentially dilutive securities	—	—	28,504,389	—
Adjusted weighted-average common shares outstanding - diluted	326,014,063	276,158,642	308,719,968	275,920,367

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of net (loss) income to Adjusted Net Income:
Net (loss) income	$36,305	$40,428	$(22,045)	$60,403
Gain on sale of assets	(17,629)	(4,342)	(23,188)	(8,115)
Gain on sale of quick lube facilities	—	(29,773)	—	(29,773)
Dividend recapitalization fees and payments	—	(124)	—	650
Loss on extinguishment of debt	21	—	3,204	1,918
Stock-based compensation expense	6,287	306	216,579	1,493
Acquisition expenses	2,640	598	4,617	2,163
Management fees	—	—	500	250
Non-cash rent expense	523	520	1,659	3,695
Expenses associated with initial public offering	25	—	1,599	—
Expenses associated with secondary public offering	—	—	498	—
Other	4,485	789	6,035	2,334
Tax impact of adjustments to net (loss) income	912	8,006	(52,876)	6,346
Adjusted Net Income	$33,569	$16,408	$136,582	$41,364
Diluted Adjusted Net Income per Share	$0.10	$0.06	$0.44	$0.15
Adjusted weighted-average common shares outstanding - diluted	326,014,063	276,158,642	308,719,968	275,920,367